Exhibit 3.1.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

BLG SECURITIES COMPANY, LLC

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of BLG Securities Company, LLC (the “Company”), is entered into on this 10th day of January, 2008, by Bayview Lending Group LLC, as the sole equity member and the initial Member and Kenneth J. Uva, as the Independent Manager and the potential Special Member.  Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

WHEREAS, on January 10, 2008 (the “Formation Date”), the Company was formed as a limited liability company pursuant to Section 18-201(b) of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), pursuant to a Certificate of Formation (the “Certificate”) filed with the Secretary of State of the State of Delaware.

The Members hereby agree as follows:

Section 1.

Name; Formation.

(a)

The name of the limited liability company is BLG Securities Company, LLC and all business of the Company shall be conducted in such name or, with the affirmative consent of the Members, under any other name.

(b)

The Company was formed as a Delaware limited liability company as of the Formation Date by filing the Certificate.

Section 2.

Principal Business Office.

The principal business office of the Company shall be located in Coral Gables, Florida, or such other location as may hereafter be determined by the Manager.

Section 3.

Registered Office.

The address, including street, number, city, and county of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

Section 4.

Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

Section 5.

Members.

(a)

Bayview Lending Group LLC is admitted to the Company as the initial Member effective as of the date of this Agreement.  The mailing address of the initial Member is set forth on Schedule B attached hereto.  Each additional Member, if any, will be admitted to the Company as a Member upon its execution of a counterpart signature page to this Agreement.  Upon the admission of any such Member, Schedule B shall be amended to reflect the mailing address of each such Member.

(b)

The membership interests of the Company shall be referred to as the “Interests.”  The number of Interests outstanding as of the date hereof after giving effect to the capital contributions to be made on this date (if any) is set forth on Schedule B.  Subject to the terms of this Agreement regarding transfers of Interests, additional Interests may only be issued with the approval of all of the current Members.  If there is more than one Member, Interests may be transferred or re-allocated among the Members from time to time as agreed by those Members participating in such transfer or re-allocation to give effect to any additional capital contribution made in accordance with Section 14.  Upon any such transfer or re-allocation, the Manager shall amend Schedule B to reflect such transfer or re-allocation.

(c)

Subject to Section 9(e), each Member may act by written consent.

(d)

Notwithstanding any provision of this Agreement to the contrary and only upon the occurrence of any event that causes the last remaining Member to cease to be a Member of the Company (other than (i) upon an assignment by such Member of all of its limited liability company interest in the Company and the admission of a transferee pursuant to Sections 21 and 23, or (ii) the resignation of such Member and the admission of an additional Member of the Company pursuant to Sections 22 and 23), (a) the Person acting as the Independent Manager pursuant to Section 10 shall, without any action of any Person and simultaneously with such Member ceasing to be a Member of the Company, automatically be admitted to the Company as the Special Member, and shall continue the Company without dissolution, and (b) the personal representative of such Member is hereby authorized to, and shall, to the fullest extent permitted by law, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, appoint a Person as a substitute Member.  No Special Member may resign from the Company or transfer its rights as the Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member, in accordance with the requirements of Delaware law, by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as the Independent Manager pursuant to Section 10; provided, however, the Special Member shall automatically cease to be a Member of the Company upon the admission to the Company of a substitute Member as contemplated hereby.  The Special Member shall be a Member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18-301(d) of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  The Special Member, in its capacity as the Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of the Special Member pursuant to this Section 5(d), the Person acting as the Independent Manager pursuant to Section 10 shall execute a counterpart to this Agreement.  Prior to its admission to the Company as the Special Member, the Person acting as the Independent Manager pursuant to Section 10 shall not be a Member of the Company.

(e)

The Members, in their capacities as Members of the Company, may not bind the Company.

Section 6.

Certificates.

Brian E. Bomstein is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Manager and the Officers thereupon became the designated “authorized persons” and shall continue as the designated “authorized persons” within the meaning of the Act.  The President, or any other officer designated by the Manager, shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.

Section 7.

Purposes.

The purpose of the Company is to engage in only the following activities:

(a)

to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of and/or ownership of interests in one or more entities (each, a “Trust”) which will issue bonds, notes, debt or equity securities, obligations, and other securities and instruments (in one or more series, each of which series may consist of one or more classes) (“Securities”), which Securities will be collateralized or otherwise secured or backed by, or otherwise represent interests in, among other things, (i) the right to payment under, and other rights of a holder with respect to, various promissory notes, leases, loan agreements, installment sales contracts, drafts (including bank and commercial drafts), trade documents, certificates of participation, accounts receivable, accounts, account balances, certificates of beneficial ownership, bankers' acceptances, bonds, notes or debentures of corporations or other business entities and other agreements and instruments evidencing indebtedness, preferred stock, trust preferred securities or similar securities or payment obligations, any or all of which may be secured or unsecured, that arise in connection with one or more of the following:  (A) loans secured by senior or junior mortgages on real estate or interests in real estate, (B) deeds of trust, mortgage loans, mortgage participations, mortgage pass-through certificates or collateralized mortgage obligations issued by any person or entity or other types of mortgage-related securities, (C) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property and financing or re-financing secured thereby, (D) credit card purchases or cash advances, (E) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (F) general debt obligations, and (G) any and all other commercial transactions and commercial, corporate, small business, sovereign, student and consumer loans and indebtedness (collectively, “Receivables”) and (ii), beneficial or participation interests in any of the foregoing, securities evidencing interests in or secured by any of the foregoing, derivative instruments including interest rate swap, cap and floor agreements, and other assets pledged to secure or otherwise supporting Securities, including in each case monies due thereunder and related rights (together with Receivables, “Assets”);

(b)

to offer and sell, or cause to be offered and sold, Securities in public offerings pursuant to a registration statement declared effective by the United States Securities and Exchange Commission or in private placements or offerings otherwise exempt from registration under the Securities Act of 1933, as amended;

(c)

in connection with the issuance and sale of the Securities or otherwise, to purchase or otherwise acquire, own, hold, transfer, convey, pledge, assign, sell (or otherwise dispose of), service, finance, refinance or otherwise deal in or with Securities, Receivables (and any assets to which Receivables relate) and other Assets and to enter into contractual arrangements, transactions and agreements with respect to Receivables and with the providers or obligors respecting Assets, including agreements with originators of Receivables, sellers or servicers of Receivables or dealers in any assets to which the Receivables relate;

(d)

to arrange or otherwise provide for support for any series of Securities to be issued by the Company or any Trust by various forms of credit enhancement including, but not limited to, collections and/or distributions on the Receivables which are to be remitted to certain accounts to be established under the indenture or participation, pooling or other similar agreement relating to such series, cash deposits, insurance policies, guaranteed investment contracts, investment agreements, letters of credit, minimum payment agreements, guarantees, purchase commitments and other forms of credit enhancement including arrangements whereby, for a given series, payments on one or more classes of Securities are subordinated to, and constitute additional security for, payments due on one or more other classes of Securities in such series;

(e)

to act as investment manager for a trust and/or to invest certain proceeds from Receivables and related Assets;

(f)

to authorize, issue, sell and deliver instruments evidencing the Company’s indebtedness which is completely subordinated to any Securities, and to enter into agreements by which the Company incurs such indebtedness;

(g)

to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the Act that are incidental to and necessary or convenient for the accomplishment of the above mentioned business and purposes.

Section 8.

Powers.

Subject to Section 9(e), the Company, and the Manager and the Officers of the Company on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.

Management.

(a)

Authority of the Manager.  The Members intend that the Company be managed by Bayview Lending Group LLC in accordance with Section 18-402 of the Act and subject to any restrictions and limitations set forth in the Certificate or this Agreement, including those set forth in Section 7, this Section 9 and Section 31.  All powers to control and manage the business and affairs of the Company and to bind the Company shall, subject to such restrictions and limitations, be exclusively vested in the Manager, and the Manager may exercise all powers of the Company and do all such lawful acts as are not by statute, the Certificate, or this Agreement directed or required to be exercised or done by the Members and in so doing shall have the right and authority to take all actions which the Manager deems necessary, useful, or appropriate for the management and conduct of the Company’s business and affairs and in the pursuit of the purposes of the Company, including delegating the right and authority to take such actions to employees of the Manager as are designated by the Manager to hold the Officer positions as provided in Section 11 of this Agreement.  The Manager and each such Officer shall be an “authorized person” on behalf of the Company, as such term is used in the Act.

(b)

Duties and Obligations of the Manager.  The Manager shall take all actions that may be necessary or appropriate for the (i) continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (ii) accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation and operation of the Company’s assets subject to and in accordance with the provisions of this Agreement and applicable laws and regulations.

(c)

Withdrawal.  The Manager may not withdraw as the manager of the Company (within the meaning of the Act) without the affirmative written consent of each Member.  If the Manager seeks to withdraw as the manager of the Company, such Members shall appoint a successor manager with the Manager remaining as a manager until such successor manager is appointed.

(d)

Compensation of Manager; Expenses.  The Manager shall not receive any compensation for its service as Manager pursuant to this Agreement.  The Manager shall be entitled to be reimbursed by the Company for any reasonable out-of-pocket costs, fees and expenses incurred, including reasonable attorney fees, in connection with the performance of its duties hereunder.

(e)

Limitations on the Company’s Activities.  Notwithstanding any other provision of this Agreement and any provision of law that otherwise empowers the Company, the Company shall not take any of the following actions:

(i)

any act that would be in contravention of this Agreement;

(ii)

any act that would, to the Manager’s knowledge, make it impossible to carry on the normal business of the Company;

(iii)

possess or assign rights in the Company’s assets or property for other than a Company purpose;

(iv)

perform any act that would subject any Member to liability for the liabilities or obligations of the Company;

(v)

so long as any Obligations are outstanding, incur, assume, guarantee, or otherwise become liable for any indebtedness or create any liens on any assets of the Company other than (1) Securities issued under Section 7 above, (2) indebtedness that (A) may be incurred by the Company in connection with the issuance of Securities, (B) provides for recourse solely to the assets pledged to secure such indebtedness and no recourse to the Company and does not constitute a claim against the Company in the event its assets are insufficient to repay such indebtedness, (C) provides that any such indebtedness, other than indebtedness evidenced by Securities, by its terms is fully subordinated to any and all Securities, (D) provides that no action may be taken against assets pledged to secure such indebtedness if and so long as such assets are also pledged to secure outstanding Securities senior to such indebtedness and (E) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against the Company until at least 121 days after each obligation of the Company under any indebtedness evidenced by Securities is satisfied in full and (3) indebtedness the issuance of which will not result in the lowering or withdrawal of the rating on any outstanding Securities issued under Section 7 above by each nationally recognized statistical rating agency that has rated any such Securities at the request of the Company or any Affiliate (each, a “Rating Agency”);

(vi)

make any loan or other advance of money to (a) any Affiliate or (b) except in the case of transactions permitted under the Basic Documents, any other Person or guarantee obligations of any Affiliate or, except in the case of transactions permitted under the Basic Documents, any other Person;

(vii)

commit or authorize any act of Bankruptcy or acquiesce in any act of Bankruptcy without the affirmative written consent of all of the Members, the Manager and the Independent Manager;

(viii)

so long as any Obligations are outstanding, consolidate, merge, or engage in any other business consolidation with, or convey or transfer all or substantially all of its assets to, any Person without (1) the affirmative written consent of all of the Members, the Manager and the Independent Manager and (2) written confirmation from each Rating Agency that has rated any Securities that such consolidation, merger, conveyance or transfer will not result in a lowering or withdrawal of such rating;

(ix)

make discretionary distributions of cash to a Member without the affirmative written consent of each Member;

(x)

to the fullest extent permitted by law, dissolve, wind up or terminate, or permit the dissolution, winding up or termination, of the Company without the affirmative written consent of each Member, the Manager and the Independent Manager and without notice to each Rating Agency then rating any outstanding Securities.

(f)

Covenants Regarding Operations of the Company.  The Company shall conduct its affairs in accordance with the following provisions:

(i)

The Company shall segregate its assets and not allow funds or other assets of the Company to be commingled with the funds or other assets of, held by, or registered in the name of any Member or its respective subsidiaries or Affiliates, and maintain its assets such that the assets are readily identifiable as assets of the Company and not those of any other Person, which will include maintaining the Company’s bank accounts, if any, separate from any other Person;

(ii)

The Company shall maintain books and financial statements and records of the Company separate from the books and financial statements and records of any Member, its respective subsidiaries and Affiliates and every other Person;

(iii)

The Company shall observe all procedures and organizational formalities, including maintaining minutes of the Company’s meetings and acting on behalf of the Company only pursuant to due authorization of the Manager.

(iv)

The Company shall conduct its dealings with third parties, including any Member and its respective subsidiaries and Affiliates, and otherwise hold itself out to the public, in its own name, as a separate and independent entity;

(v)

The Company shall use separate stationery, invoices and checks, shall maintain a separate telephone number and listing in its own name, and, to the extent reasonably required in light of its contemplated business operations, maintain files and facilities separate from the offices of any Member and its respective subsidiaries and Affiliates and every other Person, conspicuously identifying such files or facilities as its files or facilities;

(vi)

The Company shall conduct its dealings with third parties, including any Member and its respective subsidiaries and Affiliates, and every other Person, on an arm’s-length basis by, among other things, paying to any such third party fair value for shared overhead or for any services or leased premises provided by such third party or any of its employees or agents;

(vii)

The Company shall file its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group of another taxpayer;

(viii)

The Company shall pay its liabilities, to the extent material, out of its funds and not pay liabilities of any other Person out of its funds;

(ix)

The Company shall not guarantee, become obligated on, hold itself out as being obligated or available to satisfy, acquire or assume the liabilities of any Member, any of its respective subsidiaries or Affiliates or any other Person or pledge its assets for the benefit of any Member, any of its respective subsidiaries or Affiliates or any other Person;

(x)

The Company shall correct any known misunderstanding regarding the Company’s separate and distinct legal identity and refrain from engaging in any activity that compromises the separate legal identity of the Company or the separateness of its assets;

(xi)

The Company shall not form, or cause to be formed, any subsidiaries, except any Trust;

(xii)

The Company shall ensure that its capitalization is adequate in light of its business and purpose;

(xiii)

The Company shall maintain a sufficient number of employees in light of its contemplated business operations, paying the salaries of its employees, if any, out of its own funds, and, to the extent that it shares officers and employees with any Affiliates, allocating fairly and reasonably the salaries of, and the expenses related to providing the benefits of, officers or other employees shared with such Affiliate;

(xiv)

The Company shall, if the business of the Company is so limited as to reasonably be conducted from the premises of an Affiliate, allocate fairly and reasonably any overhead for office space shared with any subsidiary or any other Affiliate;

(xv)

The Company shall not identify itself as being a division or a part of any other Person, and not permit any Person to identify the Company as being a division or a part of such Person;

(xvi)

The Company shall not acquire any securities or obligations of any Affiliate of the Company, other than a Trust;

(xvii)

The Company shall cause the Company’s financial statements to be prepared in accordance with U.S. generally accepted accounting principles in a manner that indicates the separate existence of the Company and its assets and liabilities, including marking any consolidated financial statements of any Affiliate that includes the financial statements of the Company with notes that clearly state that the Company is a separate legal entity and that its assets will be available only to satisfy the claims of the creditors of the Company and will not be available to satisfy the claims of creditors of any Affiliates of the Company; and

(xviii)

The Company shall not be bound by the business decisions of its Manager unless such business decisions have been approved in accordance with the governance procedures set forth in this Agreement;

provided, however, that failure by the Company to comply with any of the foregoing shall not affect the status of the Company as a separate legal entity.

Section 10.

Independent Manager.

As long as any Obligation or Security is outstanding, the Manager shall cause the Company at all times to have at least one (1) Independent Manager who will be appointed by the Manager.  To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Manager shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(e).  No resignation or removal of the Independent Manager, and no appointment of a successor Independent Manager, shall be effective until the successor Independent Manager shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to this Agreement.  In the event of death, incapacity or other termination of the Independent Manager, the Company shall appoint a successor Independent Manager within ten (10) days.  All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.  Except as provided in the second sentence of this Section 10, in exercising its rights and performing its duties under this Agreement, any Independent Manager shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.  No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.  At such time as all Obligations of the Company have been paid and performed in full and all Securities are no longer outstanding, any provision of Section 9(e) or otherwise herein requiring the consent of the Independent Manager shall no longer be effective.

Section 11.

Officers.

(a)

Officers.  The initial Officers of the Company shall be designated by the Manager.  The additional or successor Officers of the Company shall be chosen by the Manager and shall consist of at least a President, a Chief Financial Officer (who shall also be the chief accounting officer) and a Secretary.  The Manager also may choose one or more Vice Presidents and Assistant Secretaries.  Any number of offices may be held by the same person.  The Manager shall choose a President, a Chief Financial Officer and a Secretary.  The Manager may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Manager.  The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Manager.  The Officers of the Company shall hold office until their successors are chosen and qualified.  Any Officer may be removed at any time, with or without cause, by the Manager.  Any vacancy occurring in any office of the Company shall be filled by the Manager.  The initial Officers of the Company designated by the Manager are listed on Schedule C hereto.

(b)

President.  The President shall be the chief executive officer of the Company, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Manager are carried into effect.  The President or any other Officer authorized by the President or the Manager shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, (ii) where signing and execution thereof shall be expressly delegated by the Manager to some other Officer or agent of the Company and (iii) as otherwise permitted in Section 11(c).

(c)

Vice President.  In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents, if any, shall perform such other duties and have such other powers as the Manager may from time to time prescribe.

(d)

Secretary and Assistant Secretary.  The Secretary shall be responsible for filing legal documents and maintaining records for the Company.  The Secretary shall attend and record all the proceedings of the meetings of the Company in a book to be kept for that purpose.  The Secretary shall give, or shall cause to be given, notice of all meetings of the Members, if any, and shall perform such other duties as may be prescribed by the Manager or the President, under whose supervision the Secretary shall serve.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Manager (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Manager may from time to time prescribe.

(e)

Chief Financial Officer.  The Chief Financial Officer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager.  The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Manager, taking proper vouchers for such disbursements, and shall render to the President and to the Manager, at its regular meetings or when the Manager so requires, an account of all of the Chief Financial Officer’s transactions and of the financial condition of the Company.  Such other Officer as shall be designated by the Manager shall, in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s inability to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Manager may from time to time prescribe.

(f)

Officers as Agents.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Manager not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(e), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g)

Duties of Manager and Officers.  Except to the extent otherwise provided herein, the Manager and each Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the Delaware General Corporation Law.

Section 12.

Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Members, the Manager, the Special Member or the Independent Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, the Manager, the Special Member or the Independent Manager of the Company.

Section 13.

Capital Contributions.

The initial Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto.  In accordance with Section 5(d), the Special Member shall not be required to make any capital contributions to the Company.

Section 14.

Additional Contributions.

The Members are not required to make any additional capital contribution to the Company.  The Members may make additional capital contributions to the Company at any time upon the written consent of all the Members.  To the extent that a Member makes an additional capital contribution to the Company, the Members shall revise Schedule B of this Agreement.  The provisions of this Agreement, including this Section 14, are intended to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15.

Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Members in accordance with their Interests.  The Special Member shall not be allocated any profits or losses.

Section 16.

Distributions.

Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Manager.  Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Manager on behalf of the Company, shall not make a distribution to a Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.

Section 17.

Books and Records.

The Manager shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business.  The books of the Company shall at all times be maintained by the Manager.  The Members and their duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company, and the Manager on behalf of the Company, shall not have the right to keep confidential from the Members any information that the Manager would otherwise be permitted to keep confidential from the Members pursuant to Section 18-305(c) of the Act.  The Company’s books of account shall be kept using the method of accounting determined by the Manager.  The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Manager.

Section 18.

Reports.

(a)

Upon request of a Member but no more frequently than quarterly, the Manager shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

(i)

unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

(ii)

unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b)

Upon the request of a Member, the Manager shall cause to be prepared and mailed to each of the Members, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

(i)

a balance sheet of the Company;

(ii)

an income statement of the Company for such fiscal year; and

(iii)

a statement of such Member’s capital account.

(c)

Upon the request of a Member, the Manager shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to such Member as promptly as possible any such tax information as may be reasonably necessary to enable such Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19.

Other Business.

The Members, the Manager, the Special Member, the Independent Manager and any Affiliate of a Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20.

Exculpation and Indemnification.

(a)

None of the Members, the Manager, the Special Member, the Independent Manager, any Officer, or any employee or agent of the Company or any employee, representative, agent or Affiliate of a Member or Manager (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.  The liability of the Manager is hereby limited to the fullest extent as would be permitted by the Delaware General Corporation Law if the Company was a corporation and the Manager was a director thereof.

(b)

The Company shall indemnify any Person:

(i)

who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such Person is or was a member, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding if the Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe the Person’s action was unlawful; or

(ii)

who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Person is or was a member, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

To the extent that a present or former member, manager, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii), or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.  The rights conferred on any member or manager of the Company under this Section 20 shall inure to the benefit of any entity that is affiliated with such member or manager and that is a member of the Company.

Any indemnification under paragraphs (i) and (ii) of this Section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former member, manager, officer, employee or agent is proper in the circumstances because such Person has met the applicable standard of conduct set forth in paragraphs (i) and (ii).  Such determination shall be made, with respect to a Person who is a member, manager, officer, employee or agent at the time of such determination, (a) by the Manager, if the Manager is not a party to such action, suit or proceeding, or (b) if the Manager is party to such action, or if the Manager so directs, by independent legal counsel in a written opinion or (c) by the Members.

Expenses (including attorneys’ fees) incurred by a member, manager or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such member, manager or officer to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this Section 20.  Such expenses (including attorneys’ fees) incurred by former members, managers and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 20 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of Members, action of the Manager or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office.

The Company may purchase and maintain insurance on behalf of any Person who is or was a member, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by such Person in any such capacity, or arising out of such status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Section 20.

For purposes of this Section 20, references to the “Company” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its members, managers, directors, officers, employees or agents, so that any Person who is or was a member, manager, director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 20 with respect to the resulting or surviving entity as he or she would have with respect to such constituent entity if its separate existence had continued.

For purpose of this Section 20, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a member, manager, director, officer, employee or agent of the Company that imposes duties on, or involves services by, such member, manager, director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 20.

This Section 20 shall not be construed as a limitation upon the power of the Company to enter into contracts or undertakings of indemnity with a member, manager, officer, employee or agent of the Company, nor shall it be construed as a limitation upon any other rights to which a Person seeking indemnification may be entitled under any agreement, vote of shareholders or his official capacity and as to action in another capacity while holding office.  In the event the Act is amended after the date hereof so as to authorize corporate action to further indemnify any of the foregoing Persons, the Company shall have the power to provide indemnification to the maximum extent permitted by the Act, as so amended from time to time.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 20 shall continue as to a Person who has ceased to be a member, manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

Section 21.

Assignments.

(a)

Subject to Sections 22 and 23, each Member may assign in whole or in part its limited liability company interest in the Company.  If a Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a Member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a Member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

(b)

In the event that a Member shall at any time transfer or attempt to transfer any of its Interest and any rights hereby granted, other than in accordance with Section 21(a), it is the intent of the parties that the Special Member or the Independent Manager shall, to the fullest extent permitted by law, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such transfer and the offending Member shall not, to the fullest extent permitted by law, plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning transfer set forth in this Agreement.

Section 22.

Withdrawal.

So long as any Obligation is outstanding, no Member may withdraw, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied.  If a Member is permitted to withdraw pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the withdrawal and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23.

Admission of Additional Members.

One or more additional Members of the Company may be admitted to the Company with the unanimous written consent of the Members; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

Section 24.

Dissolution.

(a)

Subject to Section 9(e), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the affirmative consent of the Manager or (ii) any event which under Delaware law would cause the dissolution of the Company, provided that unless required by Delaware law the Company will not be wound up as a result of such event and the business of the Company shall be continued.

(b)

Notwithstanding any other provision of this Agreement, the Bankruptcy of any Member or Special Member shall not cause such Member or the Special Member to cease to be a Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c)

Notwithstanding any other provision of this Agreement, each Member and the Special Member each waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of such Member or Special Member, or the occurrence of an event that causes such Member or the Special Member to cease to be a Member of the Company.

(d)

In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e)

The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to each Member in the manner provided for in this Agreement and (ii) the Certificate shall have been canceled in the manner required by the Act.

Section 25.

Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Members, the Special Member and the Independent Manager hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  A Member shall not have any interest in any specific assets of the Company, and a Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof.  The interest of a Member in the Company is personal property.

Section 26.

Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of a Member.  Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29).

Section 27.

Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.

Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.

Binding Agreement.

Notwithstanding any other provision of this Agreement, each Member agrees that this Agreement, including without limitation Sections 7, 8, 9, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of such Member, and is enforceable against such Member by the Independent Manager and the Special Member, in accordance with its terms.  In addition, the Independent Manager and Special Member shall be an intended beneficiary of this Agreement.

Section 30.

Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31.

Amendments.

This Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by each Member, except that the provisions of Section 5(d), Section 7, Section 9(e) and (f), Section 10 and the definition of “Independent Manager” may not be amended unless the written agreement is executed and delivered by all of the Members and the consent of the Independent Manager is obtained.  Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless, to the extent that any Securities issued by the Company or any Trust formed thereby, or as to which the Company has provided credit enhancement, are rated by one or more Rating Agencies, each such Rating Agency has delivered a letter to the effect that such amendment, alteration, modification or supplement will not result in the qualification, reduction, or withdrawal of the applicable ratings of such securities.

Section 32.

Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33.

Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Members, to each such Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34.

Effectiveness.

Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on January 10, 2008.

Section 35.

Tax Elections.

The Members and the Special Member acknowledge that the Company is to be treated as a disregarded entity for federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Members for such purposes.  All provisions of the Company’s Certificate and this Agreement are to be construed so as to preserve that tax status under those circumstances.  The Manager and Members shall take all actions to satisfy all necessary and appropriate filing and reporting requirements to comply with the preceding sentences.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

MEMBER:

BAYVIEW LENDING GROUP LLC

By:  /s/ Jason Somerville

Name:  Jason Somerville

Title:    Senior Vice President

Agreed to and consented to by:

INDEPENDENT MANAGER
    and potential SPECIAL MEMBER:

By:  /s/ Kenneth J. Uva

        Name:  Kenneth J. Uva

SCHEDULE A

Definitions

A.

Definitions.

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Bankruptcy” means, with respect to any Person, (i) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property, (iii) the consent or acquiescence of such Person to the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, or regulation, or the filing of any such petition against such Person, or the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the property of such Person.

“Basic Documents” means this Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.  “Controlling” and “Controlled” shall have correlative meanings.  Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Independent Manager” means each individual who, except in his or her capacity as an Independent Manager of the Company, is not, and has not been in the five years prior to such individual’s appointment as an Independent Manager, (a) a member, manager, stockholder, officer, employee, partner, attorney or counsel of any Member or any of its Affiliates; (b) a customer, supplier or other person who derives any of its revenues from its activities with any Member or any of its Affiliates; (c) a person or other entity controlling or under common control with any such member, manager, stockholder, partner, customer, supplier or other person; or (d) a member of the immediate family of any such member, manager, stockholder, director, officer, employee, partner, customer, supplier or other person; provided, however, that an individual shall not be deemed to be ineligible to be an Independent Manager solely because such individual serves or has served in the capacity of an “independent director,” “independent manager,” “independent trustee” or in a similar capacity for any “special purpose entity” formed by any Member or any of its Affiliates.

“Interest” means an equity limited liability company interest of the Company.

“Manager” means Bayview Lending Group LLC.  The Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Member” means Bayview Lending Group LLC, as the initial Member of the Company, and includes any Person (other than a Special Member) admitted as an additional Member of the Company or a substitute Member of the Company pursuant to the provisions of this Agreement, each in its capacity as a Member of the Company.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Basic Documents or any related document or any Securities contemplated by Section 7 of this Agreement in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Special Member” means, upon such Person’s admission to the Company as a Member of the Company pursuant to Section 5(d), each Person acting as an Independent Manager, in such Person’s capacity as a Member of the Company.  A Special Member shall have only the rights and duties expressly set forth in this Agreement.

The “Rating Agency Condition” shall have been satisfied with respect to any action if any Securities remain outstanding and each Rating Agency that has rated any of such Securities shall have notified each Partner in writing that such action will not result in a qualification, withdrawal or downgrade of the ratings assigned to any such Securities.

B.

Rules of Construction.

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”  The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.  All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

MEMBERS

Member:

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
Bayview Lending Group LLC	4425 Ponce de Leon Boulevard, 5th Floor Coral Gables, Florida 33146	$1000	100%

Potential Special Member:

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
Kenneth J. Uva	CT Corporation Staffing, Inc. CT, a WoltersKluwer Company 1209 Orange Street Wilmington, Delaware 19801	$0	0%

SCHEDULE C

INITIAL OFFICERS

TITLE

David E. Quint

President

Robert A. Wegner

Vice President, Chief Financial Officer and

Chief Accounting Officer

Brian E. Bomstein

Vice President and Secretary

Thomas F. Carr

Vice President and Assistant Secretary

Eve Carrigan

Vice President

Jason Somerville

Vice President

Marvin A. Williams

Vice President

SCHEDULE D

Independent Manager Agreement

January 10, 2008

BLG Securities Company, LLC
4425 Ponce de Leon Boulevard,

5th Floor

Coral Gables, Florida  33146

Re:  Independent Manager Agreement – BLG Securities Company, LLC

Ladies and Gentlemen:

For good and valuable consideration, the undersigned Person, who has been designated as an Independent Manager of BLG Securities Company, LLC, a Delaware limited liability company (the “Company”), in accordance with the Limited Liability Company Operating Agreement of the Company dated as of January 10, 2008, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1.

The undersigned accepts such Person’s rights and authority as  Independent Manager under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as Independent Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as Independent Manager is designated or until such Person’s resignation or removal as Independent Manager in accordance with the LLC Agreement.  The undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.

So long as any Obligation or Security is outstanding, the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

3.

THIS INDEPENDENT MANAGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Independent Manager Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Independent Manager Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Independent Manager Agreement as of the day and year first above written.

/s/ Kenneth J. Uva
KENNETH J. UVA